77Q1(e)(2)


Amendment No. 4 to Management Agreement
between American Century International Bond
Funds and American Century Investment
Management, Inc., effective as of July 28, 2017
(filed electronically as Exhibit d9 to Post-Effective
Amendment No. 56 to the Registration Statement of the Registrant on July 27, 2017, File No. 33-43321, and incorporated herein by reference.)